Exhibit 99.1

The RealReal Appoints Rati Sahi Levesque as Chief Executive Officer

Seasoned leader brings proven track record of strategic vision, operational excellence, and deep company knowledge

John Koryl has departed the Company

Company provides preliminary third quarter results that exceed guidance and updated full year 2024 guidance for Gross Merchandise Value (GMV), Total Revenue, and Adjusted EBITDA

SAN FRANCISCO, Oct. 28, 2024 – The RealReal (Nasdaq: REAL), the world’s largest online marketplace for authenticated, resale luxury goods, today announced that its Board of Directors (the “Board”) has appointed Rati Sahi Levesque, The RealReal’s President and Chief Operating Officer (COO), as President and Chief Executive Officer (CEO) and as a member of the Board, effective immediately. Ms. Levesque succeeds John Koryl, who has departed from the Company and no longer serves on the Board.

Ms. Levesque helped found The RealReal in 2011 and most recently served as the Company’s President and COO. She has held leadership roles across multiple areas of the business including sales, merchandising, product and technology, operations, and marketing. Over the course of her 13-year tenure, Ms. Levesque has been instrumental in setting the Company’s strategy and positioning The RealReal as the leader in luxury resale.

“I am thrilled to announce Rati as The RealReal’s next CEO,” said Karen Katz, Chairperson of the Board. “Rati has been pivotal in formulating and executing the recent strategic shifts that have propelled the Company on its path to profitability. Rati’s commitment to the brand, along with her comprehensive understanding of the Company, its market opportunity, and the luxury resale landscape, make her the right leader to take The RealReal into our next stage of profitable growth. She has worked in every aspect of the business and brings a proven track record of operational excellence.”

Ms. Levesque commented, “I am honored to lead The RealReal as its next CEO. The luxury resale market is vibrant and growing, and there is a significant opportunity to leverage our powerful brand and our valued community of consignors and buyers to enhance the client experience and accelerate profitable growth. I am a passionate believer in our vision to fuel a more sustainable and circular fashion industry by providing outstanding luxury goods to our customers. I look forward to working with our Board and our talented team to further grow our business and shareholder value.”

Ms. Katz continued, “Rati and the leadership team have the full confidence of the Board and are well-positioned to drive the business forward. We wish John well as he begins his next chapter and takes time to focus on his family.”

Prior to serving as President and COO, Ms. Levesque served as Chief Merchant. As The RealReal’s first employee, Ms. Levesque has an unmatched understanding of the Company, buyer and consignor preferences, and our employee experience. Prior to joining The RealReal, Ms. Levesque was an entrepreneur in the fashion-tech industry. Her experience successfully launching a luxury consignment company laid the groundwork for her early contributions to The RealReal. Ms. Levesque previously worked in the financial industry and graduated from the University of California, Santa Cruz with a degree in Economics. Ms. Levesque’s thought leadership has been featured in prominent fashion publications including Vogue, ELLE, Fashionista, Glossy, and Coveteur.

Preliminary Third Quarter 2024 Financial Results and Updated Full Year 2024 Guidance

In connection with today’s announcement, the Company is also providing preliminary financial results for the third quarter, ended September 30, 2024, as well as updated full year 2024 guidance. Gross Merchandise Value (GMV), Total Revenue and Adjusted EBITDA for the third quarter are expected to exceed previously issued guidance ranges, as outlined in the table below.

	Q3 2024 Preliminary Results	Prior Q3 2024 Guidance
GMV	$433.1 million	$410 - $430 million
Total Revenue	$147.8 million	$135 - $142 million
Adjusted EBITDA*	$2.3 million	$(2) - $1 million

	Updated FY 2024 Guidance	Prior FY 2024 Guidance
GMV	$1.810 - $1.826 billion	$1.790 - $1.820 billion
Total Revenue	$595 - $602 million	$580 - $595 million
Adjusted EBITDA	$4.5 - $7.5 million	$0 - $6 million

*	Adjusted EBITDA is based on preliminary Net Loss of $(17.938) million for the three months ended September 30, 2024.

“We are pleased to report strong preliminary third quarter financial results enabling us to raise our full year guidance ranges,” commented Ms. Levesque. “Based on our preliminary results, GMV, Revenue and Adjusted EBITDA exceeded our expectations for the quarter, increasing our confidence in the momentum of our business.”

Ms. Levesque continued, “Our growth playbook, which is centered on unlocking supply, is working with proof points in both top line and margin metrics. The RealReal is positioned well as the leader in luxury resale with significant room to grow. Our strong third quarter results are an important step as we focus on growing our business profitably. We look forward to reporting actual third quarter results and discussing our fourth quarter and full year outlook in more detail during our earnings conference call next week.”

The Company’s preliminary financial results are based on the Company’s current estimate of its results for the quarter ended September 30, 2024, and remain subject to change based on the completion of closing and review procedures and the execution of the Company’s internal controls over financial reporting.

The Company plans to release its actual third quarter financial results after the market closes on November 4, 2024. The RealReal will host a conference call at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to review its financial results. A live webcast of the conference call will be available online at investor.therealreal.com. The archived webcast will be available shortly after the call at the same location.

About The RealReal Inc.

The RealReal is the world’s largest online marketplace for authenticated, resale luxury goods, with 37 million members. With a rigorous authentication process overseen by experts, The RealReal provides a safe and reliable platform for consumers to buy and sell their luxury items. We have hundreds of in-house gemologists, horologists and brand authenticators who inspect thousands of items each day. As a sustainable company, we give new life to pieces by thousands of brands across numerous categories—including women’s and men’s fashion, fine jewelry and watches, art and home—in support of the circular economy. We make selling effortless with free virtual appointments, in-home pickup, drop-off and direct shipping. We handle all of the work for consignors, including authenticating, using AI and machine learning to determine optimal pricing, photographing and listing their items, as well as shipping and customer service.

Investor Relations Contact:

Caitlin Howe

IR@therealreal.com

Press Contact:

TheRealReal@edelmansmithfield.com

Forward-Looking Statements

This press release contains forward-looking statements relating to, among other things, the future performance of The RealReal that are based on the Company’s current expectations, forecasts and assumptions and involve risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “target,” “contemplate,” “project,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. These statements include, but are not limited to, statements about future operating and financial results, including our strategies, plans, commitments, objectives and goals, in particular in the context of the impacts of recent geopolitical events, including the conflict between Russia and Ukraine and the Israel-Hamas war, and uncertainty surrounding macro-economic trends, the debt exchange, financial guidance, anticipated growth in 2024, the anticipated impact of generative AI, and long-range financial targets and projections. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Other factors that could cause or contribute to such differences include, but are not limited to, inflation, macroeconomic uncertainty, geopolitical instability, any failure to generate a supply of consigned goods, pricing pressure on the consignment market resulting from discounting in the market for new goods, failure to efficiently and effectively operate our merchandising and fulfillment operations, labor shortages and other reasons.

More information about factors that could affect the company’s operating results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting the company’s Investor Relations website at https://investor.therealreal.com or the SEC’s website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the company on the date hereof. The Company assumes no obligation to update such statements.

Non-GAAP Financial Measures

To supplement our unaudited and condensed financial statements presented in accordance with generally accepted accounting principles (“GAAP”), this release contains certain non-GAAP financial measures, including GMV and Adjusted EBITDA. We have provided a reconciliation of adjusted EBITDA to the most directly comparable GAAP financial measure in this release.

We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.

Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure as an overall assessment of our performance, to evaluate the effectiveness of our business strategies and for business planning purposes. Adjusted EBITDA may not be comparable to similarly titled metrics of other companies.

We calculate Adjusted EBITDA as net loss before interest income, interest expense, other (income) expense net, provision (benefit) for income taxes, depreciation and amortization, further adjusted to exclude stock-based compensation, employer payroll tax expense on employee stock transactions, change in fair value of warrant liabilities and certain one-time expenses. The employer payroll tax expense related to employee stock transactions are tied to the vesting or exercise of underlying equity awards and the price of our common stock at the time of vesting, which may vary from period to period independent of the operating performance of our business. Adjusted EBITDA has certain limitations as the measure excludes the impact of certain expenses that are included in our statements of operations that are necessary to run our business and should not be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP.

In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of stock-based compensation and the related employer payroll tax expense on employee stock transactions, excludes an item that we do not consider to be indicative of our core operating performance. Investors should, however, understand that stock-based compensation and the related employer payroll tax expense will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board.

The following table provides a reconciliation of net loss to Adjusted EBITDA (in thousands):

Three Months Ended September 30,
2024
Adjusted EBITDA Reconciliation:
Net loss	$(17,938)
Depreciation and amortization	8,270
Interest income	(1,940)
Interest expense	5,948
Provision for income taxes	72

EBITDA	(5,588)
Stock-based compensation	7,758
Payroll taxes expense on employee stock transactions	76
Change in fair value of warrant liability (1)	(744)
One time expenses (2)	822

Adjusted EBITDA	$2,324

(1)

The change in fair value of warrant liability for the three and nine months ended September 30, 2024 reflects the remeasurement of the warrants issued by the Company in connection with the Note Exchange in February 2024.

(2)

One time expenses for the three ended September 30, 2024 consists of vendor services settlements and estimated losses, net of estimated insurance recoveries related to the fire at one of our New Jersey authentication centers.